UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CAROLINA FINANCIAL CORPORATION
288 Meeting Street
Charleston, SC 29401
(843) 723-7700

March [_], 2018

Dear Stockholder:

On behalf of the Board of Directors and management of Carolina Financial Corporation (the “Company”), we cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 5:00 p.m. on May 2, 2018 at the Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina.

In addition to the annual stockholder vote on corporate business items, the meeting will include management’s report to you on the Company’s fiscal 2017 financial and operating performance.

An important aspect of the meeting process is the stockholder vote on corporate business items. We urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the following proposals: (I) to elect five directors to serve for a term of three years and (ii) to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares, and (iii) to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. The Board of Directors has carefully considered these proposals and unanimously recommends that you vote for each of the nominees and in favor of the proposal calling for a “yes” or “no” vote.

We encourage you to attend the meeting in person. Whether or not you attend the meeting, we hope that you will read the enclosed proxy statement and vote your shares in advance of the Annual Meeting either by internet, telephone or by mail. Instructions regarding internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and promptly return it in the enclosed postage-paid envelope. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. If you need assistance in completing your proxy, please call the Assistant Secretary of the Company at (843) 534-5142. If you are a stockholder of record, attend the meeting, and desire to revoke your proxy and vote in person, you may do so.

Thank you for your attention to this important matter.

Sincerely,

Claudius E. Watts IV
Chairman of the Board

CAROLINA FINANCIAL CORPORATION
288 Meeting Street
Charleston, South Carolina 29401
(843) 723-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2018

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Carolina Financial Corporation (the “Company”) will be held at the Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina at 5:00 p.m., local time, on May 2, 2018.

A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of five directors to serve for a term of three years;

2.	The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares;

3.	The ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018; and

4.	Such other matters as may properly come before the Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 9, 2018 are the stockholders entitled to vote at the Meeting and any adjournments thereof. A complete list of these stockholders will be available at the Company’s offices prior to the Meeting.

Whether or not you plan to attend the Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the proxy card for whichever voting method you prefer. If you vote by mail, please mark, sign and date the proxy card and promptly return it in the enclosed postage-paid envelope. If you need assistance in completing your proxy card, please call the Assistant Secretary of the Company at 843-534-5142. If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is executed.

BY ORDER OF THE BOARD OF DIRECTORS

M. J. Huggins, III
Executive Vice President and Secretary

Charleston, South Carolina
March [_], 2018

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

CAROLINA FINANCIAL CORPORATION
288 Meeting Street
Charleston, South Carolina 29401
(843) 723-7700

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 2, 2018

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Carolina Financial Corporation (the “Company”), the parent company of CresCom Bank (the “Bank”), Crescent Mortgage Company (“Crescent Mortgage”), and Carolina Services Corporation of Charleston (“Carolina Services Corporation”), which are direct subsidiaries of the Bank, to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”), which will be held at the Country Club of Charleston, 1 Country Club Drive, Charleston, South Carolina at 5:00 p.m., local time, on May 2, 2018, local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this proxy statement are first being mailed to stockholders on or about March 28, 2018.

At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of five directors to serve for a term of three years and, to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares, and to ratify the appointment of Elliott Davis, LLC as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017.

Vote Required and Proxy Information

The Board of Directors set March 9, 2018, as the record date for the Meeting. Stockholders that owned the Company’s common stock at the close of business on that date are entitled to vote and to attend the Meeting. As of the record date, there were 21,092,300 shares of common stock outstanding, which were held by 1,950 stockholders of record. Each share of the Company’s common stock is entitled to one vote on all matters voted on at the Meeting. If you are a stockholder of record who wishes to vote, you may do so by selecting one of the following options:

Voting by Proxy: You are requested to vote the enclosed form of proxy, which is solicited on behalf of the Board of Directors, either by internet, telephone or by mail. Instructions regarding internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and promptly return it in the enclosed postage-paid envelope. No postage is required if mailed within the United States. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent. Please vote all proxy cards to be certain that all your shares are voted.

Voting in Person: Stockholders of record may vote in person at the Meeting.

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Many of the Company’s stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold the Company’s shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of the Company’s director nominees and the vote on the amendment to the Certificate of Incorporation. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted on certain matters, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Your brokerage firm may now vote your shares only under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to the ratification of the appointment of our independent registered public accounting firm, but not with respect to the election of directors or the proposal to amend the Certificate of Incorporation. If you hold your shares in street name, it is critical that you cast your vote so your shares may be voted on all proposals.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.”

A majority or more of the outstanding shares of common stock entitled to vote at the Meeting will constitute a quorum. We will include abstentions and broker non-votes in determining whether a quorum exists. If a share is represented for any purpose at the Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non- votes, will be included in determining the number of votes present or represented at the Meeting.

Assuming in each case that a quorum is present:

•	With respect to Proposal No. I, the directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

•	With respect to Proposal No. II, the amendment to the Company’s Certificate of Incorporation requires the approval of a majority of the outstanding shares of the Company’s Common Stock entitled to vote. Abstentions, broker non-votes, and the failure to return a signed proxy will have the effect of a “no” vote on Proposal No. II.
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•	With respect to Proposal No. III, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Any other matters that may be brought before the Meeting will be determined by a majority of the votes cast.

As of the record date, the Company’s directors and executive officers owned or were deemed to control approximately 7.76% of the Company’s common stock, and they have indicated that they intend to vote their shares for the election of the Company’s director nominees, for the amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares, and for the ratification of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

When you sign the proxy card, you appoint W. Scott Brandon and Jeffery L. Deal as your representatives at the Meeting. Messrs. Brandon and Deal will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Brandon and Deal will vote your proxy for the election to the Board of Directors of all the nominees listed below under “Election of Directors”, for the amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares, and for the ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018. The Company is not aware of any other matters to be considered at the Meeting. However, if any other matters come before the Meeting, Messrs. Brandon and Deal will vote your proxy on such matters in accordance with their judgment.

A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy before the Meeting should be delivered to M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401.

The Company is paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to its stockholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. The Company is distributing this proxy statement on or about March 28, 2018.

Important Notice of Internet Availability. The proxy statement and the Company’s 2017 Annual Report on Form 10-K are available to the public for viewing under the Investor Relations section under the SEC Filings tab of the Company’s website https://www.haveanicebank.com.

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In addition, the above items and other filings with the Securities and Exchange Commission (the “SEC”) are also available to the public on the SEC’s website at www.sec.gov. Upon written or oral request by any stockholder, we will deliver a copy of the Company’s 2017 Annual Report on Form 10-K. Only one copy of the Company’s proxy materials is being delivered to two or more stockholders who share an address. However, upon written or oral request, we will also promptly deliver a copy of this proxy statement to the Company’s stockholders at a shared address to which a single copy of the document was delivered. Stockholders should contact M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street Charleston, South Carolina 29401 or at (843) 723-7700 if they wish to receive an additional copy of the Company’s proxy materials. Alternatively, any stockholders sharing an address and currently receiving multiple copies of the proxy materials may request that a single copy of the proxy materials be provided their shared address.

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PROPOSAL I - ELECTION OF DIRECTORS

General Information Regarding Election of Directors

The Company’s Board of Directors is presently composed of 14 members and divided into three classes. Directors of the Company are generally elected to serve for a three-year term. The terms are staggered in order to provide for the election of approximately one-third of the directors each year. The Company’s Bylaws provide for an age limitation in that no person who has reached the age of 75 years may be elected or appointed to a term of office as a director.

Class I	Class II	Class III
Robert M. Moïse, CPA	W. Scott Brandon	Robert G. Clawson, Jr
David L. Morrow	Jeffery L. Deal, M.D.	Gary M. Griffin
Jerold L. Rexroad	Michael P. Leddy	Daniel H. Isaac, Jr.
Claudius E. Watts IV	Thompson E. Penney	Frederick N. Holscher
[New Nominee]	Lindsey A. Crisp

At the Meeting, stockholders will elect five nominees as Class I directors to serve a three-year term, expiring at the 2021 Annual Meeting of Stockholders of the Company. The directors will be elected by a plurality of the votes cast at the Meeting. This means that the five nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes with respect to the nominees will not be considered to be either affirmative or negative votes. Stockholders do not have cumulative voting rights with respect to the election of directors.

The Board of Directors recommends that you elect Messrs. [New Nominee], Moïse, Morrow, Rexroad and Watts as Class I directors.

If you submit a proxy but do not specify how you would like it to be voted, Messrs. Brandon and Deal will vote your proxy to elect Messrs. [New Nominee], Moïse, Morrow, Rexroad and Watts. If any of these nominees are unable or fails to accept nomination or election (which we do not anticipate), Messrs. Brandon and Deal will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Information on Nominees

Set forth below is certain information about the nominees, including their age, the period they have served as a director or executive officer, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board of Directors’ conclusion that such person should serve as a director for the Company.

[New nominee], 51 is currently a Senior Advisor to McKinsey and Company, a global management consulting firm. Prior to joining McKinsey and Company, [New Nominee] held the Executive Vice President and Head of Retail Products and Consumer Lending position at SunTrust Banks Inc. from 2012-2016. Her position included responsibility for the Deposits, Retail Lending, Consumer Credit Card, and National Lending Businesses, as well as Retail and Small Business Segment Strategy. During the two decades before joining SunTrust, [New Nominee] held various positions of increasing responsibility with Bank of America. These positions included Executive, Deposit Growth (2000 - 2005), Senior Vice President and Executive, Small Business Strategy and Deposits, Executive, Customer Segment (2009 - 2010), Executive, U.S. Credit Card and Small Business Products (2010-2011), Executive, Global Sourcing (2011 - 2012). [New Nominee] earned a Bachelor of Arts degree in Economics and Public Policy from Duke University in 1988. She went on to earn an MBA from the University of Virginia's Darden Graduate School of Business Administration in 1992. [New Nominee’s] qualification as a member of the Board of Directors is primarily attributed to her extensive banking experience and her current consulting experience.

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Robert M. Moïse, 69, has served as a member of the Company’s Board of Directors since 1996. Mr. Moïse recently retired as a partner with WebsterRogers LLP in Charleston, South Carolina and serves as a consultant to that firm. He holds Bachelor of Science and Master of Accountancy degrees from the University of South Carolina and has been admitted to practice before the United States Tax Court. He serves as the Immediate Past President of the Coastal Council BSA and is a member of the Coastal Boys Council Board. He is a member of the American Institute of Certified Public Accountants, having served on their national Tax Practice Responsibilities Committee and is a member of the South Carolina Association of Certified Public Accountants. Mr. Moïse served as Chairman of the Charleston County Business License Appeals Board. In his professional practice, Mr. Moïse has, after leaving the Internal Revenue Service, worked with national and local CPA firms and has concentrated his practice in the tax area with an emphasis on tax controversy matters and complicated mergers, acquisitions and liquidations for many clients around the state. Mr. Moïse brings to the board his 40 years of financial expertise and business skills. Mr. Moïse’s finance and accounting expertise also qualify him to serve as Chairman of the Company’s Audit Committee and to be considered an “audit committee financial expert.”

David L. Morrow, 67, has served as an Executive Vice President of the Company since 2004 and has served as a member of the Company’s Board of Directors since 2001. Mr. Morrow is a graduate of Clemson University with a Bachelor of Science degree and has more than 42 years of experience in banking and financial institution management in South Carolina. Prior to founding Crescent Bank, a predecessor to CresCom Bank, he served as President of Carolina First Savings Bank and also as Executive Vice President and member of the Board of Directors of Carolina First Bank. He has served as a member of the Clemson University Board of Visitors, and was recently named a member of the Clemson University Foundation Board. Mr. Morrow is Chairman Elect of the South Carolina Bankers Association and is also a member of the Board of Advisors of the Hollings Cancer Center at MUSC. Most recently, Mr. Morrow served on the Federal Reserve Community Depository Institutions Advisory Council, as well as the ABA Community Bankers Council. He is also a past Board member of the Storm Eye Institute at MUSC, a past member of the Board of Directors of Leadership South Carolina and a past member of the Board of Directors for the South Carolina Museum Foundation. His years of experience in financial institution management, including previous service as a director of a state-wide financial institution and CEO of both predecessor banks of CresCom Bank, provide a valuable perspective as a director.

Jerold L. Rexroad, 57, has served as the Company’s President and Chief Executive Officer since 2012 and as a director since 2012. Mr. Rexroad also serves as Executive Chairman of the Board of the Bank and Executive Chairman of the Board of Crescent Mortgage Company. Mr. Rexroad joined the Company in May 2008 as Executive Vice President. Mr. Rexroad began his career in 1982 with Peat, Marwick, Mitchell and Co., a predecessor to the international accounting firm KPMG LLP, and is a Certified Public Accountant. He became a KPMG partner in 1994 with responsibilities for all financial institutions in South Carolina. In 1995, Mr. Rexroad joined Coastal Financial Corporation as Executive Vice President and Chief Financial Officer. Under his oversight, the bank grew organically from $375 million in total assets to over $1.8 billion in total assets. Coastal Financial Corporation was sold to BB&T in 2007. Mr. Rexroad is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants. Mr. Rexroad is a graduate of Bob Jones University, cum laude. His leadership experience, including over 30 years of experience in public accounting and financial institution management, as well as his service as the chief financial officer of a public bank holding company, enhance his ability to serve on the Company’s Board of Directors. These roles have required industry expertise combined with operational and global management expertise.

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Claudius E. “Bud” Watts IV, 55, has served as a member of the Company’s Board of Directors since 2015. Mr. Watts is a private investor and a Senior Advisor to The Carlyle Group.  Mr. Watts also serves as the Lead Independent Director on the Board of Directors of CommScope (NASDAQ: COMM), where he has served as Director since 2011.  Mr. Watts joined Carlyle in 2000 and was a Partner and Managing Director until his retirement in late 2017.  Mr. Watts established Carlyle’s Technology Buyout Group in 2004 and led it until 2014.  He also led the firm’s investments in and served on the Boards of technology companies CommScope (NASDAQ: COMM), SS&C Technologies (NASDAQ: SSNC), Open Link Financial, Open Solutions, Freescale Semiconductor (NYSE: FSL), and Jazz Semiconductor, as well as aerospace companies Firth Rixon, Sippican, and CPU Technology. Prior to joining Carlyle, Mr. Watts was a Managing Director in the Mergers & Acquisitions group of First Union Securities, Inc. He joined First Union when it acquired Bowles Hollowell Conner & Co., where Mr. Watts was a principal. Prior to joining Bowles Hollowell, Mr. Watts was a fighter pilot in the U.S. Air Force. During his service, he was qualified as an instructor pilot in both the F-16 and A-10 aircraft and served in a number of leadership and operations management positions in the United States and abroad.  In addition to his current business activities, Mr. Watts serves as the Chairman of the Board of The Citadel Foundation and The Citadel Trust, which together manage the primary endowment funds supporting The Citadel.  Mr. Watts earned a B.S. in electrical engineering cum laude from The Citadel in Charleston, South Carolina, and an M.B.A. from the Harvard Graduate School of Business Administration. His qualifications as a member of the Board of Directors are attributed to his business expertise with public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Information of Other Directors and Executive Officers

Set forth below is also information about each of the Company’s other directors and executive officers, including their age, the period they have served as a director or executive officer, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.

W. Scott Brandon, 54, has served as a member of the Company’s Board of Directors since 2001. Mr. Brandon is owner and CEO of The Brandon Agency, South Carolina’s largest independently owned advertising agency. He is also owner of Intellistrand, an internet marketing company that buys, sells and monetizes intuitive domain names on the internet as well as Fuel Interactive, South Carolina’s first and largest interactive-only advertising agency. He holds a Bachelor of Science degree in Economics from Davidson College and a Juris Doctor degree from the University Of South Carolina School Of Law. Mr. Brandon is a 2012 recipient of The American Advertising Federation’s Silver Medal Award for his outstanding contributions to advertising and creative excellence and in the same year was awarded the Myrtle Beach Chamber of Commerce Citizen of the Year award. Mr. Brandon currently serves on the Board of Directors for Waterside Brands (owner of the Fish Hippie apparel brand), Springs Creative Products Group, the Charleston Metro Chamber of Commerce and the Myrtle Beach Area Recovery Council and is a member of the Board of Trustees for Brookgreen Gardens. He is a past member of the Horry-Georgetown Technical College Board of Visitors, past board member of The E. Craig Wall School of Business Administration Board of Visitors, past board member of the American Heart Association (Coastal Chapter), past board member of the Better Business Bureau, past board member of the Salvation Army Horry County as well as the Myrtle Beach Haven. He is a current member of World Presidents Organization and Chief Executives Organization. Mr. Brandon has substantial leadership and financial experience as founder of several successful businesses and is extensively involved in the local community, both of which enhance his ability to serve on the Company’s Board of Directors.

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Lindsey A. Crisp, 46, served as a member of the First South Bancorp Board since 2015. He also served as the Chairman of the Audit Committee and Asset/Liquidity Management Committee as well as the Director’s Loan Committee of First South since that time. He joined the Carolina Financial Corporation Board in November 2017 as a part of the merger of CARO and First South. Mr. Crisp currently serves as President, Chief Executive Officer (CEO) and as a Director of Carver Machine Works, Inc. in Washington, North Carolina. He was previously employed with Dixon Hughes, LLP, Certified Public Accountants from 2001 to 2005 as a Manager and a Senior Manager. Mr. Crisp is a graduate of East Carolina University, with a Bachelor of Science degree in Accounting, and is a Certified Public Accountant. He is also a Chartered Global Management Accountant. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants. Mr. Crisp serves on Beaufort County Director’s Council for Vidant Health and was Chairman from 2014 through 2017. He has previously served as an Advisory Board Member of Wells Fargo Bank in Washington, NC, a Board Member of the Beaufort County Committee of 100. He is a former Commissioner of the Greenville Housing Authority in Greenville, North Carolina; a former Treasurer of the North Carolina Aerospace Alliance; a former Board Member of the East Carolina University Engineering Advisory Board, and was previously a Certified Valuation Analyst. Mr. Crisp’s finance and accounting expertise and business skills qualifies him to serve on the Company’s Board of Directors.

Robert G. Clawson, Jr., 75, has served as a member of the Company’s Board of Directors since 1996. Mr. Clawson is a founding member of the law firm of Clawson and Staubes, LLC, and is a member of the South Carolina State Bar, the American Bar Association, the Metropolitan Exchange Club, and
The Hibernian Society. Mr. Clawson is admitted to practice law before the South Carolina Supreme Court, the U.S. District Court for the District of South Carolina, the U.S. Court of Appeals for the Fourth Circuit, the U.S. Court of Federal Claims, the U.S. Tax Court, and the U.S. Court of International Trade. Mr. Clawson previously served as President of the South Carolina Municipal Attorneys Association and the College of Charleston Cougar Club. He is a graduate of the University of North Carolina and the University Of South Carolina School Of Law. Mr. Clawson’s qualification as a member of the Board of Directors is primarily attributed to his experience in founding a successful law practice and his extensive legal experience.

Jeffery L. Deal, M.D. 63, has served as a member of the Company’s Board of Directors since 1996. Dr. Deal is an anthropologist and physician and served as Director of Health Studies for Water Missions International, a non-profit non-governmental organization that provides water and sanitation for developing areas. Dr. Deal is a founding partner of Charleston ENT, and previously served as President of the Medical Staff of Bon Secours-St. Francis Hospital, Medical Director of a startup medical facility in South Sudan, and several other related positions. Dr. Deal is the inventor of the Tru-D room decontamination system, a Fellow in the American College of Surgeons, a Fellow in the American Academy of Otolaryngology - Head and Neck Surgery, and a Fellow in the Royal Society of Tropical Medicine. Dr. Deal is a graduate of the Medical University of South Carolina and completed his residency at the National Naval Medical Center in Bethesda, Maryland. He brings to the Board of Directors insights relative to the challenges and opportunities facing small businesses and healthcare professionals within the Company’s market areas.

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Gary M. Griffin, 63, a native of Greer, South Carolina, served as a director of Greer Bancshares Incorporated and Greer State Bank (collectively, “Greer”) from 1992 until March 2017 when they were acquired by the Company and the Bank. Under the definitive agreement governing the Company’s acquisition of Greer, the Company agreed to appoint Mr. Griffin as a Class III director and nominate him for re-election at the Meeting. During his tenure as a Greer director, Mr. Griffin served two terms as Chairman of the Board of Directors. He is a graduate of Furman University and has served as Vice-President and part owner of Mutual Home Stores, a group of retail home furnishings stores in the upstate region of South Carolina, where he has over 40 years of work experience in all aspects of the business. Mr. Griffin is a past president of the Greer Lions Club. He has served as a board member and treasurer of Greer Community Ministries, which provides a Meals on Wheels program in the region. He also served as a board member of The Greer Relief and Resources Agency. Mr. Griffin’s qualification to serve on the Company’s Board of Directors is primarily attributed to his previous experience serving as a director of Greer, as well as his successful business experience in the upstate region of South Carolina.

Frederick N. Holscher, 70, has served as a member of the company’s Board of Directors since it merged with First South Bank in November of 2017. Prior to the merger, Mr. Holscher had served as a member of First South Bank’s Board of Directors since 1985 and was serving as its Chairman at the time of the merger. Mr. Holscher is a graduate of the University of North Carolina at Chapel Hill, with a degree in Political Science. He is also a graduate of the UNC-Chapel Hill law school and is currently an attorney and president of the law firm of Rodman, Holscher, Peck & Edwards, and P.A. located in Washington, North Carolina and has been with the firm since 1973. He is an active member of the Beaufort County Bar Association, the Second Judicial District Bar Association and the North Carolina Bar Association. He has served on the boards of many local and statewide civic and service organizations including the Salvation Army, Washington Board of Realtors, Washington/Beaufort County Chamber of Commerce and the Eastern Region of Friends of the Institute of Government. Mr. Holscher currently serves on the Compensation Committee of the company. Mr. Holscher’s history of serving as a bank Board member, as well as his professional expertise, are his main attributes qualifying him to service on the Company’s Board of Directors.

Daniel H. Isaac, Jr., 66, has served as a member of the Company’s Board of Directors since 2016 and has served as a member of the Board of Directors of the Company’s wholly-owned subsidiary, CresCom Bank, since 2001. Mr. Isaac is founder and owner of A&I Fire and Water Restoration. He holds a Bachelor of Science degree from The Citadel in Charleston, South Carolina. Mr. Isaac has been involved in numerous local and state organizations. He previously served as Chairman of the Myrtle Beach Chamber of Commerce and the South Carolina Department of Transportation. Mr. Isaac’s qualification to serve on the Company’s Board of Directors is attributable primarily to his experience of founding a successful business and his involvement in many leadership positions.

Michael P. Leddy, 74, has served as a member of the Company’s Board of Directors since 2013 and as a Director of Crescent Mortgage Company since 2004. Prior to joining the Company’s Board of Directors, Mr. Leddy was the President and Chief Executive Officer of Crescent Mortgage Company from 2008 until 2011. Mr. Leddy has more than 40 years of mortgage banking experience and was a founding team member in the formation of Arvida Mortgage, a subsidiary of Walt Disney Productions. Mr. Leddy was briefly retired from 2011 until he joined the Company’s Board of Directors in 2013. Mr. Leddy served in the U.S. Navy on board the USS Thomas Jefferson. He holds a Bachelor of Science degree in finance from University of Central Florida and a Juris Doctor degree from Atlanta Law School. Mr. Leddy’s qualification as a member of the Board of Directors is primarily attributed to his experience in founding two mortgage companies and previously holding the position of CEO of Crescent Mortgage Company, as well as his vast knowledge of the mortgage industry.

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Thompson E. “Thom” Penney, 66, has served as a member of the Company’s Board of Directors since 2013. Mr. Penney is the Chairman of the Board and President/CEO (a position he has held since 1989) of LS3P, a multi-disciplinary firm offering architecture, planning, and interior architecture services to clients throughout the United States. With more than 300 personnel throughout eight Southeastern offices, he is responsible for overall firm management, organizational vision, successful integration of professional services, marketing, and operations of the firm. Mr. Penney has more than 42 years of experience in the architectural field and under his leadership, LS3P has grown to become a firm consistently recognized by Engineering News and Record as one of the Top 500 Design Firms and Top 50 Architectural Firms in the United States. A graduate of Clemson University with a bachelor’s degree (1972) and master’s degree (1974) in architecture, Penney received the Alumni Distinguished Service Award from Clemson University, was recipient of the AIA South Carolina Medal of Distinction, its highest honor, he has received the Joseph P. Riley Leadership Award from the Charleston Metro Chamber and was honored with the Award for Ethics and Civic Responsibility from The Free Enterprise Foundation. Mr. Penney generously volunteers his time to his profession and community, having served as National President of The American Institute of Architects (2003); Chairman of the Charleston Metro Chamber of Commerce (2008), and is current Co-Chair of the National AIA-AGC Joint Committee. He is also on the Boards of the South Carolina Aquarium, the Charleston Regional Development Alliance, the AIA large Firm Roundtable, and is Vice Chair of the Trident CEO Council. His qualifications as a member of the Board of Directors is attributed to his business expertise within the Company’s market areas.

Other than Messrs. Morrow and Rexroad, for which disclosure is provided above, the following provides information regarding the Company’s other executive officers:

William A. Gehman, III, 57, has served as the Company’s Executive Vice President and Chief Financial Officer since 2012. Prior to being promoted to Chief Financial officer, Mr. Gehman was the Company’s Controller from 2008 to 2012. Mr. Gehman is also the Chief Financial Officer of the Bank, Crescent Mortgage Company and Carolina Services Corporation. Mr. Gehman, a Certified Public Accountant with over 15 years of experience in financial institutions, spent over nine years with Peat, Marwick, Mitchell & Co. He joined Coastal Financial Corporation in 2002 as Senior Vice President and Corporate Controller, where his responsibilities included public and regulatory reporting. Mr. Gehman is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants. Mr. Gehman is a graduate of Liberty Baptist College.

M. J. Huggins, III, 55, has served as the Company’s Executive Vice President since 2010 and Secretary since 2012. Mr. Huggins is also a founding board member and former President, Chief Credit Officer and Secretary of Crescent Bank. Prior to joining the Company and assisting in the founding of Crescent Bank, Mr. Huggins served as Area Executive and Senior Vice President of Carolina First Bank, responsible for commercial and retail operations from Georgetown to Myrtle Beach, South Carolina. Prior to his tenure with Carolina First Bank, Mr. Huggins worked for C&S Bank. Mr. Huggins is an executive board member of the Wall College Board of Visitors at Coastal Carolina University. He is a graduate of Coastal Carolina University (Wall College Alumnus of the Year in 2003) and The Graduate School of Banking at Louisiana State University.

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Fowler Williams, 43, has served as President, as well as a Director of Crescent Mortgage Company since 2011. In 2016, Mr. Williams was promoted to CEO and President of Crescent Mortgage Company. In his 18 years at Crescent Mortgage Company, Mr. Williams has previously worked as National Sales Manager and Executive Vice President over Sales and Operations. Mr. Williams holds the highest designation in the mortgage industry as a Certified Mortgage Banker (CMB). Mr. Williams has served as Chairman of the Mortgage Action Alliance (MAA), the grassroots policy, advocacy, and lobbying network for the real estate finance industry. Mr. Williams also has been named Chairman of the Community Bank and Credit Union Network (CBCUN) and is Governor on the Residential Board (RESBOG) for the Mortgage Bankers Association where he also serves on the Independent Mortgage Bankers Executive Counsel and the Regulatory Compliance Committee. Mr. Williams also has been named to the Customer Advisory Board of Freddie Mac and Accenture Mortgage Cadence. He has twice been named to the forty most influential mortgage professionals under 40 by National Mortgage Professional magazine. In 2017 he was awarded the Schumacher-Bolduc Award for political advocacy in real estate finance.

Family and Business Relationships. No director has a family relationship with any other director or executive officer of the Company.

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PROPOSAL II – AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company has adopted a resolution proposing an amendment to the Certificate of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares. Stockholders are being asked to increase the Company’s authorized shares of Common Stock in order to have shares available for potential transactions.

Reasons for Amendment

The Company’s Certificate of Incorporation currently provides for 25,000,000 shares of authorized Common Stock and 1,000,000 shares of authorized Preferred Stock, of which 21,092,300 and zero shares, respectively, were issued and outstanding at the close of business on March 9, 2018.

The Board of Directors believes that the number of authorized but unissued shares of Common Stock is not adequate to enable the Company, as the need may arise, to take advantage of market conditions and favorable opportunities involving the issuance of the Common Stock without the delay and expense associated with the holding of a special meeting of the Company’s stockholders. The availability of additional authorized shares will provide the Company with the flexibility in the future to issue shares of Common Stock for corporate purposes such as acquisitions, raising additional capital, paying stock dividends or effecting stock splits, providing equity incentives to employees, officers and directors, and other general corporate purposes.

Effect on Outstanding Common Stock

Authorized but unissued shares of Common Stock may be issued from time to time upon authorization by the Board of Directors, at such times, to such persons and for such consideration as the Board of Directors may determine in its discretion and generally without further approval by stockholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rules. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock.

The authorization of the additional shares would not, by itself, have any effect on the rights of stockholders. However, holders of Common Stock have no preemptive rights to acquire additional shares of the Common Stock and thus the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend would have a dilutive effect on the ownership and voting rights of the stockholders at the time of issuance.

Increasing the number of authorized shares of Common Stock could adversely affect the ability of third parties to take over or change the control of the Company. It is possible that an increase in authorized shares could render such an acquisition more difficult under certain circumstances or discourage an attempt by a third party to obtain control of the Company by making possible the issuance of shares that would dilute the share ownership of a person attempting to obtain control or otherwise make it difficult to obtain any required stockholder approval for a proposed transaction for control. However, the Board of Directors is not aware of any attempts to take control of the Company and has not presented this Proposal II with the intent that it be utilized as an anti-takeover device.

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The text of Article Four, Paragraph A, as it is proposed to be amended, is set forth as Exhibit A to this proxy statement. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote hereon is required to approve this amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

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PROPOSAL III– RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Elliott Davis LLC to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to the ratification of the appointment by the Company’s stockholders. Representatives of Elliott Davis, LLC are expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. Although stockholder ratification of the appointment of the registered public accounting firm for the Company is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Elliott Davis, LLC to its stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is focused on the Company’s corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. The Board of Directors’ commitment to independent oversight is demonstrated by the fact that the majority of the Company’s directors are independent.

The Company believes that it is preferable for an independent director to serve as Chairman of the Board of Directors. Claudius E. “Bud” Watts IV, a director of the Company since 2015 and a long-time resident of the Company’s primary market area, has served as Chairman of the Board of Directors since 2015. The Company believes it is the Chief Executive Officer’s responsibility to run the Company and the Chairman’s responsibility to run the Board of Directors. As directors continue to have more oversight responsibility than ever before, the Company believes it is beneficial to have an independent Chairman whose sole job is leading the Board of Directors. The Company believes this structure provides strong leadership for the Board of Directors, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of the Company’s customers, employees, and other stakeholders.

Risk oversight is the responsibility of the Board of Directors, collectively and individually. The Board of Directors fulfills this responsibility through a combination of oversight with respect to direct board reports from management and the delegation of specific risk monitoring to its committees, which in turn provide reports to the full Board of Directors at each regular meeting. Notwithstanding the foregoing, the Board of Directors believes that its role is one of oversight, recognizing that management is responsible for executing the Company’s risk management policies.

At each regular meeting, the Board of Directors’ standing agenda requires reports from the Chief Financial Officer and other executive officers, who collectively are responsible for all risk areas. Their agenda items are designed to elicit information with respect to each of these areas. The Board of Directors does not concentrate the delegation of its responsibility for risk oversight in a single committee. Instead, each of the Board of Directors’ committees concentrates on specific risks for which its members have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. The Company believes this division of responsibility is the most effective approach for addressing the risks it faces and that the Board of Directors leadership structure supports this approach.

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The Company recognizes that different board leadership structures may be appropriate for companies in different situations. The Company will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Director Independence

The Board of Directors annually evaluates the independence of its members based on Item 407(a) of Regulation S-K and NASDAQ Rule 5605(a)(2). In addition, the Board of Directors annually evaluates the independence of its Audit Committee and Compensation Committee members based on NASDAQ Rules 5605(c)(2) and (d)(2), respectively. The Company’s corporate governance guidelines and principles require that a majority of the Board of Directors be composed of directors who meet the requirements for independence established by these standards. The Board of Directors has concluded that the Company has a majority of independent directors and that the Board of Directors meets the standards of NASDAQ Rule 5605(a)(2). The Board of Directors has also concluded that the members of the Audit Committee meet the standards of NASDAQ Rule 5605(c)(2) and that the members of the Compensation Committee meet the standards of NASDAQ Rule 5605(d)(2).

The Board of Directors has determined that Messrs. Brandon, Clawson, Crisp, Deal, Griffin, Holscher, Isaac, [New Nominee], Leddy, Moïse, Penney and Watts are independent taking into account the matters discussed under “Certain Relationships and Related Transactions.” Mr. Rexroad, the Company’s President and Chief Executive Officer, and Mr. Morrow, the Company’s Executive Vice President, are not considered to be independent as they are also executive officers of the Company.

Meetings and Committees of the Board of Directors

During 2017, the Board of Directors held twelve regular and special meetings. Each of the current directors attended at least 75% of the aggregate of such board meetings and meetings of each committee on which they served for the periods during which they served. The Board of Directors has not implemented a formal policy regarding director attendance at the Company’s Annual Meeting of Stockholders, although each director is expected to attend all Annual Meetings of Stockholders absent unusual or extenuating circumstances. All of the Company’s directors attended the 2017 Annual Meeting of Stockholders.

The Board of Directors has standing Audit, Compensation/Benefits and Corporate Governance/ Nominating committees, each of which is described in more detail below. The Board of Directors previously also had an Executive and a Finance and Capital Allocation Committee; however, in May 2016, the Executive and the Finance and Capital Allocation Committees were dissolved, but the Board may reconstitute the Executive Committee should the need arise.

Audit Committee

The Audit Committee is responsible for the review of the Company’s annual audit report prepared by the Company’s independent registered public accounting firm. The Audit Committee is composed of five members: Messrs. Moïse, Deal, Griffin, Isaac, and Leddy each of whom is a non-management director. The Audit Committee met six times during the 2017 fiscal year.

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The Audit Committee’s review includes a detailed discussion with the independent registered public accounting firm and recommendation to the full Board of Directors concerning any action to be taken regarding the audit. The Audit Committee also has the authority to conduct or authorize investigations into any matters within its scope of responsibility. The Audit Committee is empowered to:

•	appoint, compensate, retain, and oversee the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, with any such registered public accounting firm reporting directly to the Audit Committee;

•	resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	pre-approve all external audit services;

•	retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;

•	meet with the Company’s officers, employees, independent registered public accounting firm, or outside counsel as deemed necessary.

Under its charter, all members of the Audit Committee must be independent members. Each of the current Audit Committee members is independent under NASDAQ rules. The Audit Committee Charter provides that at least one member of the committee shall be a “financial expert.” The financial expert on the Audit Committee is Robert M. Moïse.

The Audit Committee functions are set forth in its charter, which was adopted on June 18, 2014 and revised December 16, 2015. A copy of the Audit Committee Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Audit Committee Matters

Report of the Audit Committee of the Board of Directors

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The Audit Committee reviewed and discussed with management the audited financial statements. The Audit Committee also discussed with its independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received from the independent registered public accounting firm the written disclosures and letters required by applicable requirements of the PCAOB regarding the firm’s independence and has discussed with the firm its independence from the Company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

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The report of the Audit Committee is included herein at the direction of its members, Messrs. Moïse, Deal, Griffin, Isaac, and Leddy.

Independent Certified Public Accountants

Elliott Davis, LLC was the Company’s independent registered public accounting firm during the fiscal years ended December 31, 2017 and 2016 and provided Audit and Audit-related services. For the fiscal years ended December 31, 2017 and 2016, Representatives of Elliott Davis LLC are expected to be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. The following table shows the fees that the Company paid for services performed in the fiscal year ended December 31, 2017 and 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$303,947	$238,495
Audit-Related Fees	150,383	8,150
Total	$454,330	$246,645

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm during the 2017 and 2016 fiscal years for the audit of the Company’s annual financial statements, internal financial reporting controls under FDICIA, HUD audits, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

Audit-Related Fees. For 2017, audit-related fees consisted of services rendered in connection with the filing of SEC Forms S-3 and S-4 and the audit procedures performed in connection with the Company’s acquisitions of Greer Bancshares, Inc. and First South Bancorp. For 2016, audit-related fees consisted of services rendered in connection with the filing of SEC Forms S-4 and the audit procedures performed in connection with the Company’s acquisition of Congaree Banchshares.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee is responsible for identifying potential directors and presenting them for nomination to the Board of Directors. The Corporate Governance/ Nominating Committee is composed of six members: Messrs. Deal, Clawson, Leddy, Moise, Penney and Watts. The Corporate Governance/ Nominating Committee met four times during the 2017 fiscal year.

Potential director candidates may come to the attention of the Corporate Governance/ Nominating Committee through current members of the Board of Directors, stockholders, or other persons. In evaluating such recommendations, the Corporate Governance/Nominating Committee uses the qualifications and standards discussed below and seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. The Company does not pay a third party to assist in identifying and evaluating potential director candidates.

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The Corporate Governance/Nominating Committee recommends to the Board of Directors criteria for the selection of new directors, evaluates the qualifications and independence of potential candidates for directors, including any nominees submitted by stockholders, in accordance with the provisions of the Company’s certificate of incorporation and bylaws, and recommends to the Board of Directors a slate of nominees for election by the stockholders at the annual meeting of stockholders. The Corporate Governance/Nominating Committee is also responsible for recommending to the Board of Directors any nominees to be considered to fill a vacancy or a newly created directorship resulting from any increase in the authorized number of directors. When considering a person to be recommended for nomination as a director, the Corporate Governance/Nominating Committee considers, among other factors, the skills and background needed by the Company and possessed by the person, diversity of the Board of Directors, and the ability of the person to devote the necessary time to service as a director. Each director must represent the interests of our stockholders.

Any stockholder may nominate persons for election to the Board of Directors by complying with the procedures set forth in our bylaws, which require that timely written notice be provided to the Secretary of the Company in advance of the meeting of stockholders at which directors are to be elected. To be timely, such notice must be delivered or received not less than 90 days prior to the date of the meeting; provided, that if less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which such notice was given or made to stockholders. Each notice must set forth: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Company’s books, of such stockholder and (y) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder. The officer of the Company or other person presiding at the meeting may determine that a nomination was not made in accordance with the foregoing procedure and disregard the defective nomination.

The Corporate Governance/Nominating Committee annually reviews the adequacy of, and the Company’s compliance with, the corporate governance principals of the Company and recommends any proposed changes to the Board of Directors for approval. The Corporate Governance/Nominating Committee also administers the annual self-evaluation process for the Board of Directors and each of its committees.

The Corporate Governance/Nominating Committee functions are set forth in its charter, which was adopted on April 24, 2013 and revised on June 18, 2014. A copy of the Corporate Governance/Nominating Charter may be found under the Investor Relations section under the Governance Documents tab of the Company’s website, https://www.haveanicebank.com.

Compensation/Benefits Committee

The Compensation/Benefits Committee is responsible for evaluating the performance of the Company’s principal officers and employees and determining the compensation and benefits to be paid to such persons. The Compensation/Benefits Committee is composed of five members: Messrs. Penney, Clawson, Deal, Isaac and Leddy. The Compensation/Benefits Committee met nine times during the 2017 fiscal year.

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The Compensation/Benefits Committee is authorized to (i) review and approve annually the corporate goals and objectives relevant to the compensation of the chief executive officers of the Company and the Bank, (ii) conduct an annual evaluation of the performance of the Chief Executive Officer of the Company, and (iii) annually review and establish the base salary and incentive bonus levels and payments to the Chief Executive Officer and all other executive officers of the Company and the Bank. The Compensation/Benefits Committee is also responsible for administering the Corporation’s incentive plans, including equity-based incentive plans, and for reviewing and granting equity awards to all eligible employees. The Compensation/Benefits Committee may delegate to one or more officers of the Company who are also directors the authority to designate officers and employees of the Company or its subsidiaries to receive equity awards and to determine the number of such awards to be granted to them; provided, that such delegation shall include the total number of equity awards that may be granted under such authority and that no officer may be delegated the power to designate himself or herself the recipient of such awards. In addition, the Compensation/Benefits Committee may engage compensation consultants or other advisors as it deems appropriate to assist it in performing its duties and responsibilities.

In determining the compensation for executive officers, the Compensation/Benefits Committee’s objectives are to encourage the achievement of the Company’s long-range objectives by providing compensation that directly relates to the performance of the individual and the achievement of internal strategic objectives. The Compensation/Benefits Committee believes that its executive officers’ level of compensation is reasonable based upon the Company’s corporate goals and objectives, the business plan of the Bank, normal and customary levels of compensation within the banking industry taking into consideration geographic and competitive factors, the Bank’s asset quality, capital level, operations and profitability and the duties performed and responsibilities held by the officer.

The Compensation/Benefits Committee functions are set forth in its charter, which was adopted on April 24, 2013 and revised on February 17, 2016. A copy of the Compensation/Benefits Committee Charter may be found under the Investor Relations section under the Governance Documents section of the Corporate Information tab of the Company’s website, https://www.haveanicebank.com.

Stockholder Communications

The Board of Directors has implemented a process for stockholders of the Company to send communications to the Board of Directors. Any stockholder desiring to communicate with the Board of Directors, or with specific individual directors, may so do by writing to M. J. Huggins, III, Secretary, Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401. The Secretary has been instructed by the Board of Directors to promptly forward all such communications to the addressees indicated thereon.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

During 2017, non-employee directors of the Company received a retainer fee of $8,000 paid in cash and 656 shares of the Company’s common stock. Those directors not employed by a subsidiary of the Company also received $500 for each committee meeting attended. The Chairman of the Company’s Board of Directors received an annual fee of $51,500, paid monthly. Additionally, the Chairmen of the Company’s Audit, Corporate Governance/Nominating and Compensation/ Benefits each received a fee of $5,000 per year while the Board Loan Committee Chairman received $2,500 per year.

As directors of CresCom Bank, Messrs. Brandon, Clawson, Deal, Isaac, Moïse, and Penney received $1,250 per meeting. As a director of Crescent Mortgage Company, Mr. Clawson received $1,250 per meeting, and Mr. Leddy, who serves as Vice Chairman of Crescent Mortgage Company, received an annual retainer of $30,000 for his services on Crescent Mortgage Company’s Board of Directors.

 The following table presents all compensation paid by the Company to current and former directors during the year ended December 31, 2017.

DIRECTOR COMPENSATION TABLE

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards	All Other Compensation	Total
W. Scott Brandon	$31,000	$20,001		$51,001
Robert G. Clawson, Jr.	$41,250	$20,001		$61,251
Lindsey A. Crisp(3)	$2,500	$—		$2,500
Jeffery L. Deal, M.D.	$42,000	$20,001		$62,001
G. Manly Eubank(2)	$17,167	$—		$17,167
Gary M. Griffin(4)	$14,000	$20,001	$101,876	$135,877
Frederick N. Holscher(3)	$2,500	$—		$2,500
Daniel H. Isaac, Jr	$41,500	$20,001		$61,501
[New Nominee]	$—	$—		$—
Michael P. Leddy	$53,750	$20,001		$73,751
Robert M. Moïse, CPA	$41,000	$20,001		$61,001
Thompson E. Penney	$42,500	$20,001		$62,501
Claudius E. Watts IV	$50,583	$20,001		$70,584

(1)	Includes fees, if any, for serving on boards of the Company’s subsidiaries.
(2)	Retired from the Board of Directors with the 2015 annual meeting.
(3)	Appointed to the Board of Directors, effective November 2, 2017 in connection with the Company’s acquisition of First South Bancorp, Inc. with the Merger agreement of First South.
(4)	Appointed to the Board of Directors, effective March 18, 2017, in connection with the Company’s acquisition of Greer Bancshares Incorporated (“Greer”). All Other Compensation includes a $101,876 disbursement of a deferred compensation arrangement triggered by the Company’s acquisition of Greer in March 2017.

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Security Ownership of Management

The following table shows how many shares of common stock are owned by the directors and director nominees, the named executive officers, and all directors and executive officers as a group as of March 9, 2018. Unless otherwise indicated, the mailing address for each beneficial owner is care of Carolina Financial Corporation, 288 Meeting Street, Charleston, SC 29401.

Directors and Named Executive Officers	Age	Number of Shares Beneficially Owned(1)(2)(3)(4)(5)	Percent of Beneficial Ownership(6)
W. Scott Brandon	54	163,166	0.78%
Robert G. Clawson, Jr.	75	151,381	0.72%
Lindsey A. Crisp	46	6,405	0.03%
Jeffery L. Deal, M.D.	63	51,219	0.24%
Gary M. Griffin	63	20,956	0.10%
Frederick N. Holscher	70	58,448	0.28%
M.J. Huggins, III	55	83,895	0.40%
Daniel H. Isaac, Jr.	66	79,443	0.38%
[New Nominee]	51	—	0.00%
Michael P. Leddy	74	73,263	0.35%
Robert M. Moïse, CPA	69	135,814	0.65%
David L. Morrow	67	203,282	0.96%
Thompson E. Penney	66	30,891	0.15%
Jerold L. Rexroad	57	415,554	1.96%
Claudius E. Watts IV	55	69,837	0.33%
All Directors and Executive Officers as a Group of (17 persons)		1,543,554	7.76%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, holds in an IRA or SEP, or holds in a trust as trustee for the benefit of himself, unless otherwise indicated in these footnotes.
(2)	Includes unvested shares of restricted stock, as to which the directors and executive officers have full voting privileges. The shares are as follows: Mr. Huggins, 4,800 shares; Mr. Rexroad, 12,001 shares.
(3)	Includes shares that may be acquired within 60 days of March 13, 2018 by exercising vested stock options or unvested stock options that will vest within 60 days of March 13, 2018. The shares are as follows: Mr. Huggins, 21,989 shares; Mr. Morrow, 48,375 shares; Mr. Rexroad, 119,382 shares.
(4)	Excludes shares of common stock owned by or for the benefit of family members of the following director, who disclaims beneficial ownership of such shares: Mr. Clawson, 13,272 shares.
(5)	Includes shares that have been pledged as security on loans extended by third-party lenders: Mr. issac, 79,443 shares; Mr. Morrow, 80,185 shares; and Mr. Rexroad, 100,000 shares.
(6)	For each individual, this percentage is determined by assuming the named person exercises all options which he has the right to acquire within 60 days, but that no other person exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he has the right to acquire within 60 days but that no other person’s exercises any options. The calculations are based on 21,052,202 shares of common stock outstanding at March 13, 2018.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

The following table sets forth the number and percentage of shares of common stock that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,280,974	6.1%

__________

*	Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G filed with the U.S. Securities and Exchange Commission (“SEC”) on February 1, 2018. BlackRock, Inc. reported that it has sole power to vote or to direct the vote of 1,227,987 shares of common stock and sole power to dispose or direct the disposition of 1,280,974 shares of common stock.

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Executive Compensation

Summary Compensation Table

The following table shows the compensation the Company paid for the years ended December 31, 2017 and 2016 to its named executive officers during such periods.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jerold L. Rexroad(1)
Director, President and Chief Executive Officer; Chairman of Crescent Mortgage Company; Chairman of CresCom Bank	2017	$495,000	$35,000	$194,747	$85,001	$437,766	$49,213	$1,296,727
Director, President and Chief Executive Officer; Chairman and CEO of Crescent Mortgage Company; Chairman and Senior Executive Vice President of CresCom Bank	2016	$463,500	—	$224,650	$111,870	$418,598	$52,487	$1,271,105
David L. Morrow
Director, Executive Vice President; Chief Executive Officer, President and Director of CresCom Bank	2017	$404,000	$25,000	$76,684	$56,503	$271,925	$44,802	$878,914
Director, Executive Vice President; Chief Executive Officer, President and Director of CresCom Bank	2016	$386,250	—	$70,037	$51,036	$271,582	$48,057	$826,962
M. J. Huggins, III
Executive Vice President and Secretary; President of Commercial Banking, Secretary and Director of CresCom Bank	2017	$272,500	$7,500	$47,197	$25,004	$186,492	$44,640	$583,332
Executive Vice President and Secretary; President of Commercial Banking, Secretary and Director of CresCom Bank	2016	$262,250	—	$30,861	$19,820	$184,676	$87,382	$584,989

(1)	All 2017 and 2016 stock awards were issued from the Company’s 2013 Equity Incentive Plan. In 2017, 2,751 shares of restricted stock and 2,751 restricted stock units were awarded to Mr. Rexroad, 1,828 restricted stock units were awarded to Mr. Morrow and 1,087 restricted stock units were awarded to Mr. Huggins. In addition, Mr. Rexroad, Mr. Morrow and Mr. Huggins were awarded 638, 521, and 351 shares of common stock, respectively, for meeting certain performance thresholds related to their 2017 incentive compensation plans, which are discussed below. In 2016, 9,598 shares of restricted stock and 2,799 restricted stock units were awarded to Mr. Rexroad, 3,110 restricted stock units were awarded to Mr. Morrow and 1,087 restricted stock units were awarded to Mr. Huggins. In addition, Mr. Rexroad, Mr. Morrow and Mr. Huggins were awarded 750, 625, and 425 shares of common stock, respectively, for meeting certain performance thresholds related to their 2016 incentive compensation plans. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the closing market price per share for the day prior to the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)	All 2017 and 2016 options awards were issued from the 2013 Equity Incentive Plan. In 2017, Mr. Rexroad was awarded 8,441 options, Mr. Morrow was awarded 5,611 options and Mr. Huggins was awarded 2,483 options. Options granted to Mr. Rexroad, Mr. Morrow and Mr. Huggins in 2017 vest over three years ratably. In 2016, Mr. Rexroad was awarded 20,613 options, Mr. Morrow was awarded 9,229 options and Mr. Huggins was awarded 3,584 options. Options granted to Mr. Rexroad vest over three and four years ratably. Options granted to Mr. Morrow and Mr. Huggins in 2016 vest over three years ratably. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the closing market price per share for the day prior to the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)	Amounts awarded for each year under one or more of the Company’s cash incentive plans and related bonuses were paid in the subsequent fiscal year. Bonus compensation for Messrs. Rexroad, Morrow and Huggins was determined by the Compensation/Benefits Committee of the Board for meeting certain performance thresholds related to their 2017 incentive compensation plans.
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(4)	All other compensation includes the Company’s contributions under the 401(k) Plan, dividends on unvested restricted stock and car allowances paid by the Company to the named executives. In addition, life insurance premiums and other payments received in connection with LifeComp life insurance arrangements were paid for Mr. Huggins in 2017 and 2016. Under the agreements with Mr. Huggins, the Bank pays, among other things, the premiums on each policy and additional amounts to the executive to cover federal income taxes owed with respect to his deemed bonuses under the LifeComp Agreement. In 2017 and 2016, the Company allocated $24,000 in life insurance premiums to Mr. Huggins. In 2017 and 2016, the Company also paid $16,000 in other compensation to Mr. Huggins to cover federal income taxes owed with respect to the deemed bonuses. See “Benefit Plans – Elite LifeComp Program” below for additional information regarding the LifeComp Agreements between the Bank and Mr. Huggins.

Outstanding Equity Awards at Fiscal Year-End

The following table summarized outstanding equity awards to our named executive officers at December 31, 2017:

	Stock Options				Stock Awards
	Equity Incentive Plan Awards: Number of Shares underlying Unexercised Options				Equity Incentive Plan Awards: Number of Unearned	Equity Incentive Plan Awards: Market of Payout Value of Unearned
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Shares that have not Vested	Shares that have not Vested
Jerold L. Rexroad	78,902	—	$4.17	4/25/2023	12,001	$445,837
	16,394	8,197	$11.58	1/21/2025
	5,538	11,075	$16.56	1/20/2026
	1,000	3,000	$16.83	3/16/2026
	—	8,441	$30.90	2/15/2028
David L. Morrow	26,299	—	$4.17	4/25/2023	—	$—
	9,368	4,694	$11.58	1/21/2025
	3,076	6,153	$16.56	1/20/2026
	—	5,611	$30.90	2/15/2027
M.J. Huggins, III	6,576	—	$4.17	4/25/2023	4,800	$178,320
	6,576	—	$8.54	4/25/2023
	3,747	1,874	$11.58	1/21/2025
	1,195	2,389	$16.56	1/20/2026
	—	2,483	$30.90	2/15/2027

Employment Agreements

The Company has entered into an employment agreement with Mr. Jerold L. Rexroad, its President and Chief Executive Officer, and the Bank has entered into employment agreements with Messrs. David L. Morrow and M. J. Huggins, III, its President/Chief Executive Officer and President of Commercial Banking, respectively. The employment agreements between the Bank and its two executives are substantially identical to the employment agreement of Mr. Rexroad, except that Mr. Huggins also participates in the Elite LifeComp program. Under the employment agreements, Mr. Rexroad currently receives a base salary of $495,000, Mr. Morrow currently receives a base salary of $404,000, and Mr. Huggins currently receives a base salary of $272,500.

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The employment agreements provide that upon the occurrence of an “Event of Termination,” as defined in the agreements, the Company or Bank, as applicable, will pay the executive, beneficiary, or estate, three times the average over the past three years of the sum of the executive’s annualized base salary, other cash compensation paid to the executive and contributions made on the executive’s behalf to Company-sponsored employee benefit plans. If the executive’s employment is terminated without cause as an “Event of Termination,” the executive agrees that for a period of one year the employee will not compete with the Company or Bank within 30 miles of the Company’s main office.

The employment agreements also provide that upon the occurrence of a “Change in Control”, as defined in the agreements, the Company or Bank as applicable, will pay the executive, beneficiary, or estate 2.99 times the average over the past five years of the sum of the executive’s “annual compensation”, as defined in the agreements, and contributions made on the executive behalf to Company-sponsored employee benefit plans.

If an event occurred that triggered an obligation to pay benefits to Messrs. Rexroad, Morrow and Huggins as of December 31, 2017, the Company and/or the Bank would be required to pay, in the aggregate, (i) approximately $6.2 million, exclusive of a possible gross-up for additional tax payments, in the event the executive’s employment terminated in connection with a Change in Control, and (ii) approximately $6.2 million in the event the executive’s employment terminated without cause upon an Event of Termination that does not include a Change in Control.

Incentive Compensation Plan

For fiscal years 2017 and 2016, the Board of Directors implemented an incentive compensation plan for Messrs. Rexroad, Morrow, and Huggins, which was tied to achieving certain earnings and operational targets. Upon completion of the financial results for 2017 and 2016, the Compensation Committee reviewed the attainment of the targets included in the incentive plan and approved the incentive compensation cash bonuses paid to executives. For 2017, Mr. Rexroad earned $437,766, Mr. Morrow earned $271,925, and Mr. Huggins earned $186,492. For 2016, Mr. Rexroad earned $418,598, Mr. Morrow earned $271,582, and Mr. Huggins earned $184,676. The level of compensation approved by the Compensation Committee was based upon the level of the attainment of targeted objectives as well as the attainment of personal objectives. The objectives included in the bonus plan included:

•	Operating earnings, as defined in the plan, at Carolina Financial Corporation and CresCom Bank,

•	Nonperforming assets to total assets ratios,

•	Growth in checking balances and growth in the number of checking accounts,

•	Loan growth metrics, excluding loans acquired in acquisitions, and

•	Operating Bank ROAA goals.
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Elite LifeComp Program

A life insurance policy has been purchased on the life of Mr. Huggins under split-dollar life insurance arrangements between the executive and the Bank in order to provide the executive with target retirement and death benefits following termination of employment. Under the arrangement, referred to as the LifeComp Agreement, the executive is named as the policy owner, but the Bank pays the premiums on his policy for a period of years and is entitled to recover a death benefit of $1.8 million under the policy as key man insurance. Until the executive attains an age specified in such executive’s agreement, the Bank annually pays the executive an amount that is deemed to be, initially, a partial premium payment, and later, an incremental increase in the executive’s interest in the policy’s cash surrender value. Also, during the term of the executive’s employment, the Bank pays to the executive an amount sufficient to cover the interest payments owed by the executive to the Company on the loans, and also an additional amount to cover federal income taxes to which the executive becomes subject upon payment of bonuses.

Under an addendum to the LifeComp Agreement entered into and effective as of January 2007, if the executive’s employment with the Bank terminates for reasons other than for cause or due to a change in control, the Company has agreed to continue its obligations under the LifeComp Agreement until the date on which the split-dollar life insurance arrangement is terminated. Pursuant to the agreement with Mr. Huggins, the termination date is February 27, 2022. Until such termination date, the addendum requires the Company, or its successor, to make all premium payments that would become due after the change in control or event of termination and also to “gross-up” the executive’s income through a series of bonus payments in order to: (i) facilitate the executive’s payment of his portion of the premiums, (ii) enable the executive to partially repay the accumulated loan balance on the deemed loans made by the Bank to the executive to pay the executive’s portion of said premiums, (iii) cover the deemed interest due on such loans, and (iv) cover federal income taxes that the executive would owe with respect to the deemed bonuses and interest owed (but not paid) on the loans. Beginning at retirement age, the executive is entitled to draw a retirement benefit from the cash surrender value of the policy for a period of up to 15 years. The annual target retirement benefit payable to Mr. Huggins is $75,000. In addition, the executive is entitled to a death benefit from the policy of $1 million prior to retirement, and a lesser amount once the executive begins to receive the retirement benefits under the policy. In the event the executive is terminated for cause, the executive loses all rights under the agreement. Life insurance premium and other payments. Under the agreement the Bank pays, among other things, the premiums on each policy and additional amounts to the executives to cover federal income taxes owed with respect to their deemed bonuses under the LifeComp Agreements. In both 2017 and 2016, the Company allocated $24,000 in life insurance premium to Mr. Huggins and $16,000 in other compensation to cover federal income taxes owed with respect to the deemed bonuses.

Certain Relationships and Related Transactions

The Bank has followed a policy of granting commercial and consumer loans, and loans secured by one-to four-family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Banks’ underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

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All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law generally requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates, subject to limited exceptions. Loans to all directors, executive officers, and their associates totaled $12.9 million at December 31, 2017, which was 2.7% of the Company’s stockholders’ equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms, which in the aggregate exceeded $100,000 during the year ended December 31, 2017. All loans to directors and officers were performing in accordance with their terms at December 31, 2017.

In addition, Brandon Advertising, Inc. is the marketing agency of record for the Bank. Mr. Brandon, one of the Company’s directors, is the sole owner and chief executive officer of Brandon Advertising, Inc. During the year ended December 31, 2017, the total payments made to Brandon Advertising, Inc. were $734,600, which included media buys paid by Brandon Advertising, Inc. on behalf of the Company. Brandon Advertising, Inc. received revenues of approximately $374,600 from the Company as a result of these payments.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation/Benefits Committee during 2017 were Messrs. Penney, Clawson, Deal, Isaac and Leddy. No member of the Compensation/Benefits Committee was at any time during 2017 or at any other time an officer or employee of the Company or any of its subsidiaries, and no member of the Compensation/Benefits Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation/Benefits Committee during 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% stockholders to file reports of holdings and transactions in the Company’s stock with the SEC. Based on a review of Section 16(a) reports, amendments thereto, and written representations from the Company’s directors and executive officers, the Company believes that all of its directors, executive officers, and 10% stockholders have made all filings required under Section 16(a) in a timely manner, with the following exceptions:

•	Mr. Holscher filed one late Form 4 to report one transaction in which shares indirectly owned were disposed,
•	Mr. Rexroad filed one late Form 4 to report one transaction in which shares indirectly owned were acquired, and
•	Mr. Williams filed one late Form 4 to report one transaction in which shares directly owned were disposed.

Code of Ethics

The Company expects all of its employees to conduct themselves honestly and ethically. The Company has adopted a Code of Ethics that reflects the Company’s policy of responsible and ethical business practices, and applies to all directors, officers, and employees of the Company and its subsidiaries. Stockholders and other interested persons may view the Company’s Codes of Ethics on the Investor Relations section under the Governance Documents section of the Corporate Information tab of the Company’s website, http://www.haveanicebank.com.

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Stockholder Proposals for the 2018 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s 2018 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Chairman of the Board of Directors, Chief Executive Officer, or Corporate Secretary at 288 Meeting Street Charleston, SC 29401 no later than November 28, 2018. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the SEC Rule 14a-8 related to stockholder proposals in order to be included in the Company’s proxy materials.

Under our bylaws, shareholder proposals not intended for inclusion in the Company’s 2019 proxy materials pursuant to Rule 14a-8 but intended to be raised at the Company’s 2019 Annual Meeting of Stockholders, including nominations for election of director(s) other than nominees of the Board of Directors, must be received at the principal executive offices of the Company not less than 90 days prior to the date of the 2019 Annual Meeting of Stockholders; provided, however, that if less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, such notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure was made. Shareholder proposals must comply with the procedural, informational and other requirements outlined in our bylaws. To be timely for the Company’s 2019 Annual Meeting of Stockholders, a shareholder proposal must be received by the Company’s Chairman of the Board of Directors, Chief Executive Officer, or Corporate Secretary at 288 Meeting Street Charleston, SC 29401 no later than [______], 2019 .

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Exhibit A

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK

Article FOURTH, Paragraph A of the Company’s Certificate of Incorporation is hereby deleted in its entirety and replaced with the following*:

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) consisting of:

1.	One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.	Fifty million (50,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

* The following assumes the amendment to the Company’s Certificate of Incorporation is approved at the Meeting. If the amendment is approved, then, upon the filing of the Certificate of Amendment with the Delaware Secretary of State, the number of authorized shares of Common Stock will be increased accordingly.

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